Exhibit 99.1
WM Technology, Inc. Reports Second Quarter 2026 Financial Results
Q2 Revenue of $42.4 million and Net Income of $2.9 million
Sustains Consecutive Quarters of Adjusted EBITDA Profitability
Irvine, Calif.--(BUSINESS WIRE)--August 6, 2026-- WM Technology, Inc. (“WM Technology” or the “Company”) (OTC: MAPS), a leading marketplace and technology solutions provider to the cannabis industry, today announced its financial results for the second quarter ended June 30, 2026.
“The cannabis industry is entering a more demanding phase, particularly in established markets where sustained economic and regulatory pressures continue to reshape the competitive landscape,” said Doug Francis, CEO and Chairman of WM Technology. “Weedmaps is responding by strengthening our core marketplace and the value it delivers to consumers and licensed operators, expanding into underpenetrated states and continuing to evaluate adjacent opportunities across the broader cannabis ecosystem that can support our platform’s long-term growth.”
“Maintaining a strong and flexible financial foundation remained a key focus during the second quarter as we continued to adapt to evolving market conditions,” said Susan Echard, CFO of WM Technology. “We maintained a strong liquidity position, managed expenses with discipline and continued to align our operating structure with the scale and needs of the business. At the same time, we allocated resources selectively to targeted marketing, product enhancements and automation initiatives designed to improve scalability, increase operating efficiency and strengthen the long-term economics of the business.”
Second Quarter 2026 Financial Highlights
•Revenues for the second quarter ended June 30, 2026 were $42.4 million as compared to $44.8 million in the prior year period. The decrease from the prior year period was primarily driven by a challenging operating environment for our customers, who have faced margin compression and cash flow constraints.
◦Average monthly paying clients(1) of 5,040 was down from 5,241 from the prior year period, largely due to churn in more established markets, partially offset by new client acquisitions across certain developing markets.
◦Average monthly revenues per paying client(2) decreased to $2,807 from $2,852 in the prior year period, due to spend declines in established markets driven by continued industry challenges, such as price deflation and ongoing consolidation, partially offset by a positive mixed impact from churn among clients with below-average spend levels.
•Net income increased to $2.9 million as compared to $2.2 million in the prior year period.
•Adjusted EBITDA(3) decreased to $5.0 million from $11.7 million in the prior year period.
•Total shares outstanding across Class A and Class V Common Stock were 159.7 million as of June 30, 2026.
•Cash increased to $60.5 million as of June 30, 2026, as compared to $59.0 million as of June 30, 2025.
Reconciliations of GAAP to non-GAAP financial measures have been provided in the tables below.
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1.Average monthly paying clients are defined as the average of the number of paying clients billed in a month across a particular period (and for which services were provided).
2.Average monthly revenues per paying client is defined as the average monthly revenues for any particular period divided by the average monthly paying clients in the same respective period.
3.For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of their use and a reconciliation of EBITDA and Adjusted EBITDA to net income, see “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” below.

Business Outlook
Based on information available as of August 6, 2026, the Company expects third quarter 2026 revenue to decline by mid-single digit percentages sequentially from the second quarter.
The guidance provided above is only an estimate of what we believe is realizable as of the date of this release. This guidance assumes that no business acquisitions, investments, restructurings, or legal settlements are concluded in the period. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.” Actual results may vary from the guidance and the variations may be material. We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.
About WM Technology
Founded in 2008, WM Technology operates Weedmaps, a leading cannabis marketplace for consumers, as well as a broad set of eCommerce and compliance software solutions for cannabis businesses and brands in U.S. state-legal markets. WM Technology holds a strong belief in the power of cannabis and the importance of enabling safe, legal access to consumers worldwide.
Over the past 18 years, the Weedmaps marketplace has become a premier destination for cannabis consumers to discover and browse cannabis-related products, access daily dispensary deals, order ahead for pick-up and delivery by participating retailers (where applicable) and learn about the plant. The Company also offers eCommerce-enablement tools designed to help cannabis retailers and brands reach consumers, create business efficiency, and manage industry-specific compliance needs.
Headquartered in Irvine, California, the Company is committed to advocating for full U.S. legalization, industry-wide social equity, and continued education about the plant through key partnerships and cannabis subject matter experts. Visit us at www.weedmaps.com.
Forward-Looking Statements
This press release includes “forward-looking statements” regarding the Company’s future business expectations which involve risks and uncertainties. Forward looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial performance for the third quarter of 2026. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those related market reactions or impacts resulting from the Company’s delisting of its securities from the Nasdaq Stock Market LLC and deregistration of its securities under Section 12(b) of the Securities Exchange Act of 1934, including the impact on the Company’s liquidity and the price of its securities; the Company’s ability to maintain its listing on the OTC Markets Group, Inc. (“OTC”); the possibility that trading in the Company’s securities on the OTC markets may be significantly less liquid and/or have greater price volatility; the Company’s financial and business performance, including key business metrics and any underlying assumptions thereunder; market opportunity and the Company’s ability to acquire new clients and retain existing clients; expectations and timing related to commercial product launches; success of the Company’s go-to-market strategy; the Company’s ability to scale its business and expand its offerings; the Company’s competitive advantages and growth strategies; the Company’s future capital requirements and sources and uses of cash; the impact of the material weaknesses in the Company’s internal controls and ability to remediate these material weaknesses in the timing the Company anticipates, or at all; the outcome of any known and unknown litigation and regulatory proceedings; changes in domestic and foreign business, market, financial, political and legal conditions; the effect of macroeconomic conditions, including but not limited to inflation, tariffs, public health crises, uncertain credit and global financial markets, past and potential future disruptions in access to bank deposits or lending commitments due to bank failures, current and potential future geopolitical events and military conflicts, and the occurrence of a catastrophic event, including but not limited to severe weather, war, or terrorist attack; future global, regional or local economic and market conditions affecting the cannabis industry; the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis and hemp industries; the Company’s ability to successfully capitalize on new and existing cannabis markets, including its ability to successfully monetize its solutions in those markets; the Company’s ability to manage future growth; the Company’s ability to effectively anticipate and address changes in the end-user market in the cannabis industry; the Company’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform; the Company’s ability to maintain and grow its two-sided marketplace, including its ability to acquire and retain paying clients; the Company’s ability to continue to collect on outstanding receivables; the Company’s ability to realize the expected benefits of any strategic acquisitions; the effects of competition on the Company’s future business; the Company’s success in retaining or recruiting, or changes required in, officers, key employees or directors; cyber-attacks and security vulnerabilities; the possibility that the Company may be adversely affected by other economic, business or competitive and those factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026 and subsequent Quarterly Reports on Form 10-Q filed with the SEC. If any of these risks materialize or these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Measures
Our financial statements, including net income, are prepared in accordance with principles generally accepted in the United States of America (“GAAP”).
To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net income before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude stock-based compensation, change in fair value of warrant liability, legal settlements and other legal costs, reduction in force (recovery) expense, loss contingency, one-time sale of domain, reduction in force expense, change in the TRA liability and other non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net income (the most directly comparable GAAP financial measure) to EBITDA; and from EBITDA to Adjusted EBITDA.
We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Each of EBITDA and Adjusted EBITDA has limitations as an analytical tool, and you should not consider any of these non-GAAP financial measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.
Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except for share data)

	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$60,499	$62,401
Accounts receivable, net	18,780	14,619
Prepaid expenses and other current assets	5,889	7,900
Total current assets	85,168	84,920
Property and equipment, net	25,747	24,986
Goodwill	61,274	61,274
Intangible assets, net	1,235	1,510
Right-of-use assets	11,039	12,219
Other assets	6,108	5,758
Total assets	$190,571	$190,667
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$21,275	$23,962
Deferred revenue	5,809	5,499
Operating lease liabilities, current	4,222	3,922
Tax receivable agreement liability, current	—	2,658
Warrant liability, current	—	195
Total current liabilities	31,306	36,236
Operating lease liabilities, non-current	20,439	22,631
Total liabilities	51,745	58,867
Commitments and contingencies (Note 5)
Stockholders’ equity
Preferred Stock - $0.0001 par value; 75,000,000 shares authorized; no shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Class A Common Stock - $0.0001 par value; 1,500,000,000 shares authorized; 111,833,144 shares issued and outstanding at June 30, 2026 and 109,990,343 shares issued and outstanding at December 31, 2025	11	11
Class V Common Stock - $0.0001 par value; 500,000,000 shares authorized, 47,852,652 shares issued and outstanding at June 30, 2026 and 47,852,652 shares issued and outstanding at December 31, 2025	5	5
Additional paid-in capital	114,526	112,076
Accumulated deficit	(51,723)	(54,917)
Total WM Technology, Inc. stockholders’ equity	62,819	57,175
Noncontrolling interests	76,007	74,625
Total stockholders’ equity	138,826	131,800
Total liabilities and stockholders’ equity	$190,571	$190,667

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$42,446	$44,847	$86,004	$89,459

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,524	2,280	4,728	4,521
Sales and marketing	9,441	9,378	19,783	19,468
Product development	8,658	8,860	16,999	18,232
General and administrative	16,269	19,002	35,681	35,943
Depreciation and amortization	3,202	3,458	6,262	6,779
Total costs and expenses	40,094	42,978	83,453	84,943
Operating income	2,352	1,869	2,551	4,516
Other income (expenses), net
Change in fair value of warrant liability	98	390	195	390
Change in tax receivable agreement liability	—	(545)	—	(1,090)
Other income	433	445	1,863	846
Income before income taxes	2,883	2,159	4,609	4,662
Provision for income taxes	1	—	33	9
Net income	2,882	2,159	4,576	4,653
Net income attributable to noncontrolling interests	859	732	1,382	1,579
Net income attributable to WM Technology, Inc.	$2,023	$1,427	$3,194	$3,074

Class A Common Stock:
Basic income per share	$0.02	$0.01	$0.03	$0.03
Diluted income per share	$0.02	$0.01	$0.03	$0.03

Class A Common Stock:
Weighted average basic shares outstanding	111,395,892	105,744,266	111,098,228	104,897,467
Weighted average diluted shares outstanding	111,503,133	107,922,354	111,746,887	107,347,113

WM TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$4,576	$4,653
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,262	6,779
Change in fair value of warrant liability	(195)	(390)
Change in tax receivable agreement liability	—	1,090
Amortization of right-of-use lease assets	1,180	1,290
Gain on sale of domain name	(1,000)	—
Stock-based compensation	2,523	4,818
Loss contingency	(2,205)	2,324
Other reconciling items included in net income	(119)	—
Provision for credit losses	8,030	1,082
Changes in operating assets and liabilities:
Accounts receivable	(12,192)	(2,624)
Prepaid expenses and other current assets	2,011	635
Other assets	(438)	475
Accounts payable and accrued expenses	67	(1,418)
Deferred revenue	310	(220)
Operating lease liabilities	(1,892)	(1,769)
Net cash provided by operating activities	6,918	16,725

Cash flows from investing activities
Capitalized software and expenditures	(7,274)	(6,493)
Purchase of marketable securities	(13,472)	—
Proceeds from sale of marketable securities	13,591	—
Proceeds from sale of domain name	1,000	—
Net cash used in investing activities	(6,155)	(6,493)

Cash flows from financing activities
Distributions	—	(1,916)
Proceeds from repayment of related party note	89	92
Tax receivable agreement payment	(2,659)	(1,422)
Taxes paid related to net share settlement of equity awards	(95)	(1)
Net cash used in financing activities	(2,665)	(3,247)

Net increase (decrease) in cash	(1,902)	6,985
Cash – beginning of period	62,401	51,966
Cash – end of period	$60,499	$58,951

WM TECHNOLOGY, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Net income	$2,882	$2,159	$4,576	$4,653
Provision for income taxes	1	—	33	9
Depreciation and amortization expenses	3,202	3,458	6,262	6,779
Interest income	(471)	(431)	(962)	(840)
EBITDA	5,614	5,186	9,909	10,601
Stock-based compensation	1,206	2,624	2,523	4,818
Change in fair value of warrant liability	(98)	(390)	(195)	(390)
Legal settlements and other legal costs(1)	263	1,436	911	2,540
Reduction in force (recovery) expense(2)	(58)	—	881	879
Sale of domain	—	—	(1,000)	—
Loss contingency	(1,960)	2,324	(2,205)	2,324
Change in tax receivable agreement liability	—	545	—	1,090
Adjusted EBITDA	$4,967	$11,725	$10,824	$21,862
1    Represents legal and advisory fees related to ongoing litigation related to shareholder derivative actions. See Note 5, “Commitments and Contingencies” of our condensed consolidated financial statement included in the Form 10-Q for the period ended June 30, 2026 filed with the SEC.
2    Represents severance charges (recovery) related to certain reduction in force actions taken by our management. These reduction in force actions are designed to enhance operational efficiency and align resources with strategic priorities in our corporate technology and marketing divisions.

Contacts
Investor Relations:
investors@weedmaps.com
Media Contract:
press@weedmaps.com